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Name and address of each member of the affiliated group          Employer
                                                               identification
                                                                   number
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Electronic Funds Transfer, Inc.
6800 Squibb Road, Shawnee Mission, KS  66201                    48-1001578
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Corporate Payment and Systems, Inc.
6800 Squibb Road, Shawnee Mission, KS  66201 (inactive)         48-0999824
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Universal Data Services, Inc.
6800 Squibb Road, Shawnee Mission, KS  66201 (inactive)         48-1001577
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A.M. Corporation
6800 Squibb Road, Shawnee Mission, KS  66201 (inactive)         48-0999670
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